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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Investools Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-118330 and 333-75070) on Form S-8 and registration statement (No. 333-144019) on Form S-3 of Investools Inc. of our reports dated March 17, 2008, with respect to the consolidated balance sheets of Investools Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Investools Inc.

KPMG LLP

Salt Lake City, Utah
March 17, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm